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                                                                     EXHIBIT 5.1

                        SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30309-3592

                                    --------

                                Established 1893

   TELEPHONE
(404) 815-3500                                                      WEBSITE
   FACSIMILE                                                    www.sgrlaw.com
(404) 815-3509

                                 April 29, 2002

Board of Directors
Liberty National Bancshares, Inc.
1000 Georgia Highway 138
Conyers, Georgia 30013

     RE:      Liberty National Bancshares, Inc.
              Registration Statement on Form S-8
              100,000 Shares of Common Stock
              Non-Management Directors' Stock Option Plan
              -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Liberty National Bancshares, Inc. (formerly Rockdale National Bancshares, Inc.) (the "Company") in connection with the registration of 100,000 shares of its $1.00 par value Common Stock (the "Shares") reserved under the Company's Non-Management Directors' Stock Option Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) Resolutions of the Board of Directors of the Company adopting the Plan, certified by a duly authorized corporate officer;

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Board of Directors
Liberty National Bancshares, Inc.
April 29, 2002
Page 2



         (5) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia; and

         (6) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 100,000 Shares covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Sincerely,

                                                  SMITH, GAMBRELL & RUSSELL, LLP


                                                  /s/ Robert C. Schwartz
                                                  Robert C. Schwartz